                                EXHIBIT (8)(c)
                                --------------


                     AMENDMENT TO PARTICIPATION AGREEMENT

                                    AMENDED
                                    -------
                                   SCHEDULE A
                                   ----------

                            EFFECTIVE JUNE 1, 1999

               Account(s), Policy(ies) and Portfolio(s) Subject
                        To the Participation Agreement
                                     Among
                            Endeavor Series Trust,
                          Endeavor Management Company,
                                      And
                           PFL Life Insurance Company


Accounts:    PFL Endeavor Variable Annuity Account
--------
             AUSA Endeavor Variable Annuity Account
             Peoples Benefit Life Insurance Company
                     Separate Account V
             Peoples Benefit Life Insurance Company
                     Separate Account C
             PFL Endeavor Variable Life Account
             PFL Life Variable Annuity Account C

Policies:    The Endeavor Variable Annuity
--------
             The Endeavor Platinum Variable Annuity
             The AUSA Endeavor Variable Annuity
             The Advisor's Edge Variable Annuity
             The Endeavor Variable Life
             The Endeavor Generations Plus Variable Annuity

Portfolios:  Endeavor Asset Allocation
----------
             Endeavor Money Market
             T. Rowe Price Equity Income
             T. Rowe Price Growth Stock
             T. Rowe Price International Stock
             Endeavor Value Equity
             Endeavor Opportunity Value
             Endeavor Enhanced Index
             Dreyfus U.S. Government Securities
             Dreyfus Small Cap Value
             Endeavor Select 50
             Endeavor High Yield
             Endeavor Janus Growth Portfolio

                                                    Approved:
                                                    --------

Endeavor Management Co.                             PFL Life Insurance Company


By: /s/ Vincent J. McGuinness,                      By: /s/ William L. Busler
   ------------------------------                      -------------------------
   Vincent J. McGuinness, Jr.                          William L. Busler

Title:  President                                   Title:  President
      ----------------------------                        ----------------------

Date:   June 24, 1999                               Date:   June 24, 1999
     ------------------------------                      -----------------------

AUSA Life Insurance Company, Inc.            Endeavor Series Trust


By: /s/ William L. Busler                    By: /s/ Vincent J. McGuinness, Jr.
   ----------------------                       -------------------------------
   William L. Busler                            Vincent J. McGuinness, Jr.

Title: Vice President                        Title: President
      -------------------                          ----------------------------

Date:  June 24, 1999                         Date:  June 24, 1999
     --------------------                         -----------------------------


Peoples Benefit Life Insurance Company


By: /s/ Larry N. Norman
   ----------------------

Title:  Vice President
      -------------------

Date:  June 24, 1999
     --------------------

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